The Board of Directors
First Place Financial Corporation:

We consent to incorporation by reference in the registration statement
(No. 333-12837) on Form S-8 of First Place Financial Corporation of our report dated January 27, 1997, relating to the consolidated balance sheet of First Place Financial Corporation and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1996, annual report on Form 10-K of First Place Financial Corporation.

                                       (signed) KPMG Peat Marwick LLP

Albuquerque, NM
March 26, 1997

















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